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                                                                     Exhibit 1


                              KPMG PEAT MARWICK LLP
                                 700 20th Street
                                  P.O. Box 249
                              Vero Beach, FL 32961



June 30, 1997


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We are in agreement with the statements made by Pro Tech Communications, Inc. in the attached Form 8-K regarding change in registrant's independent public accountants.


                                                     /s/ KPMG Peat Marwick LLP